News Release

BNY MELLON REPORTS THIRD QUARTER 2020 EARNINGS OF
$876 MILLION OR $0.98 PER COMMON SHARE

Revenue down <1%	EPS down 8%	ROE 9% ROTCE 17% (a)	CET1 13.0% Tier 1 leverage 6.5%

NEW YORK, October 16, 2020 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Net income applicable to common shareholders (in millions)	$876	$901	$1,002	(3)%	(13)%
Diluted earnings per common share	$0.98	$1.01	$1.07	(3)%	(8)%

Third Quarter Results
Total revenue of $3.8 billion, decreased less than 1%
•Fee revenue decreased 1%
•Impacted by money market fee waivers
•Net interest revenue decreased 4%
•Decrease would have been 8% larger due to the impact of the 3Q19 lease-related impairment

Provision for credit losses of $9 million

Total noninterest expense of $2.7 billion, increased 4%
•3% of the increase driven by the 3Q19 tax-related reserve reduction
•Continued investments in technology

Investment Services
•Total revenue decreased 4%
•Income before taxes decreased 17%
•AUC/A of $38.6 trillion, increased 8%

Investment and Wealth Management
•Total revenue increased 3%
•Income before taxes decreased 17%, driven by 3Q19 tax-related reserve reduction
•AUM of $2.0 trillion, increased 9%

Capital
•CET1 ratio 13.0%; increased ~ 40 bps in 3Q20
•CET1 and Tier 1 capital increased $1.14 billion in 3Q20

CEO Commentary
“Our third quarter results reflect the resilience of our business model despite the significant impact of lower rates and associated money market fee waivers, as we reported EPS of 98 cents, down 8 percent year on year. Our operating margin was 30 percent as we controlled costs, and our return on tangible common equity was solid at 17 percent,” Todd Gibbons, Chief Executive Officer, said.

“Our pipeline is strong as we continue to win new mandates by differentiating ourselves with clients and addressing a broader set of their needs. While remaining focused on improving organic fee growth, we are also managing structural expenses by investing in automation and executing other efficiency programs to enhance the client experience. Our business model continues to generate significant excess capital. We look forward to recommencing share buybacks as soon as possible, which we expect to be meaningfully accretive to EPS,” Mr. Gibbons added.

“While uncertainty lies ahead in terms of how the pandemic evolves and its impact on the global economy, I believe the underlying strength of our franchise will become more apparent next year, as we expect to have most of the run-rate impact of lower rates and associated money market fee waivers in our earnings. At that point, we can start to more clearly demonstrate the progress we are making around our key priorities of driving organic growth, optimizing the balance sheet and executing on our efficiency priorities,” Mr. Gibbons further noted.

“I am also proud that our employees across the company have worked diligently throughout this unprecedented time to provide great client service and am confident the team we have in place will continue to navigate the challenges we face. We entered this crisis from a position of strength and have an unwavering focus on building ever greater value for all our stakeholders going forward,” Mr. Gibbons concluded.

Media Relations: Madelyn McHugh (212) 635-1376	Investor Relations: Magda Palczynska (212) 635-8529
(a) For information on this Non-GAAP measure, see “Supplemental Information – Explanation of GAAP and Non-GAAP financial measures” on page 9.
Note: Above comparisons are 3Q20 vs. 3Q19, unless otherwise noted.

BNY Mellon 3Q20 Earnings Release
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Fee revenue	$3,108	$3,167	$3,129	(2)%	(1)%
Net securities gains (losses)	9	9	(1)	N/M	N/M
Total fee and other revenue	3,117	3,176	3,128	(2)	—
Income from consolidated investment management funds	27	54	3	N/M	N/M
Net interest revenue	703	780	730	(10)	(4)
Total revenue	3,847	4,010	3,861	(4)	—
Provision for credit losses	9	143	(16)	N/M	N/M
Noninterest expense	2,681	2,686	2,590	—	4
Income before income taxes	1,157	1,181	1,287	(2)	(10)
Provision for income taxes	213	216	246	(1)	(13)
Net income	$944	$965	$1,041	(2)%	(9)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$876	$901	$1,002	(3)%	(13)%

Operating leverage (a)	(388)	bps	(388)	bps

Diluted earnings per common share	$0.98	$1.01	$1.07	(3)%	(8)%
Average common shares and equivalents outstanding - diluted (in thousands)	891,069	890,561	935,677
Pre-tax operating margin	30%	29%	33%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points.

KEY DRIVERS (comparisons are 3Q20 vs. 3Q19, unless otherwise stated)
•Total revenue decreased less than 1% primarily reflecting:
•Fee revenue decreased 1% primarily reflecting higher money market fee waivers, partially offset by higher client activity and balances in Pershing and Asset Servicing, higher market values and the favorable impact of a weaker U.S. dollar.
•Net interest revenue decreased 4%. The decrease would have been 8% larger due to the impact of the 3Q19 lease-related impairment of $70 million. The decrease primarily reflects lower interest rates on interest-earning assets, partially offset by the benefit of lower deposit and funding rates, higher deposits, securities portfolio and loan balances.
•Provision for credit losses of $9 million reflects a fairly consistent macroeconomic outlook compared with 2Q20.
•Noninterest expense increased 4%, 3% of which was due to the impact of 3Q19 net reduction of reserves for tax-related exposure of certain investment management funds. The remainder of the increase primarily reflects continued investments in technology, higher professional, legal and other purchased services expense and the unfavorable impact of a weaker U.S. dollar, partially offset by lower staff and business development (travel and marketing) expenses.
•Effective tax rate of 18.4%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A of $38.6 trillion, increased 8%, primarily reflecting higher market values, net new business, higher client inflows and the favorable impact of a weaker U.S. dollar.
•AUM of $2.0 trillion, increased 9%, primarily reflecting higher market values, the favorable impact of a weaker U.S. dollar (principally versus the British pound) and net inflows.

Capital and liquidity
•Open market share repurchases temporarily suspended for 3Q20 and 4Q20 for CCAR banks.
•Paid $279 million in dividends to common shareholders.
•Return on common equity (“ROE”) of 9%; Return on tangible common equity (“ROTCE”) of 17% (a).
•Common Equity Tier 1 (“CET1”) ratio – 13.0%.
•Tier 1 leverage ratio – 6.5%.
•Supplementary leverage ratio (“SLR”) – 8.5% (b).
•Average liquidity coverage ratio (“LCR”) – 111%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for additional information.
(b)    See “Capital and Liquidity” on page 7 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 3Q20 Earnings Release
INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Total revenue by line of business:
Asset Servicing	$1,354	$1,463	$1,411	(7)%	(4)%
Pershing	538	578	575	(7)	(6)
Issuer Services	435	431	466	1	(7)
Treasury Services	323	340	312	(5)	4
Clearance and Collateral Management	277	295	293	(6)	(5)
Total revenue by line of business	2,927	3,107	3,057	(6)	(4)
Provision for credit losses	(10)	145	(15)	N/M	N/M
Noninterest expense	2,020	1,989	1,973	2	2
Income before taxes	$917	$973	$1,099	(6)%	(17)%

Pre-tax operating margin	31%	31%	36%

Foreign exchange and other trading revenue	$146	$178	$160	(18)%	(9)%
Securities lending revenue	$37	$51	$39	(27)%	(5)%

Metrics:
Average loans	$40,308	$43,113	$37,005	(7)%	9%
Average deposits	$263,621	$268,467	$208,044	(2)%	27%

AUC/A at period end (in trillions) (current period is preliminary) (a)	$38.6	$37.3	$35.8	3%	8%
Market value of securities on loan at period end (in billions) (b)	$378	$384	$362	(2)%	4%
(a)    Consists of AUC/A primarily from the Asset Servicing business and, to a lesser extent, the Clearance and Collateral Management, Issuer Services, Pershing and Wealth Management businesses. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.4 trillion at Sept. 30, 2020, $1.3 trillion at June 30, 2020 and $1.4 trillion at Sept. 30, 2019.
(b)    Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $62 billion at Sept. 30, 2020 and June 30, 2020 and $66 billion at Sept. 30, 2019.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing - The year-over-year decrease primarily reflects lower interest rates, partially offset by higher client deposits and client volumes. The sequential decrease primarily reflects lower foreign exchange volumes, lower net interest revenue, a one-time fee recorded in 2Q20 and lower securities lending revenue driven by tighter spreads.
•Pershing - The year-over-year decrease primarily reflects the impact of rate-driven money market fee waivers, partially offset by higher money market balances. The sequential decrease primarily reflects lower clearing volumes and higher rate-driven money market fee waivers.
•Issuer Services - The year-over-year decrease primarily reflects lower Depositary Receipts revenue. The sequential increase primarily reflects seasonally higher Depositary Receipts revenue, partially offset by lower net interest revenue.
•Treasury Services - The year-over-year increase primarily reflects higher client deposits and money market balances. The sequential decrease reflects lower net interest revenue, partially offset by higher payment volumes.
•Clearance and Collateral Management - The year-over-year decrease primarily reflects lower investment income due to the 4Q19 sale of an equity investment. The sequential decrease primarily reflects lower clearance volumes and net interest revenue.

•Noninterest expense increased year-over-year primarily driven by continued investments in technology. Sequentially, noninterest expense increased primarily reflecting higher staff expense and the unfavorable impact of a weaker U.S. dollar.

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BNY Mellon 3Q20 Earnings Release
INVESTMENT AND WEALTH MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q20 vs.
	3Q20	2Q20	3Q19	2Q20	3Q19
Total revenue by line of business:
Investment Management	$641	$621	$608	3%	5%
Wealth Management	277	265	279	5	(1)
Total revenue by line of business	918	886	887	4	3
Provision for credit losses	12	7	—	N/M	N/M
Noninterest expense	661	658	592	—	12
Income before taxes	$245	$221	$295	11%	(17)%

Pre-tax operating margin	27%	25%	33%
Adjusted pre-tax operating margin – Non-GAAP (a)	29%	28%	37%

Metrics:
Average loans	$11,503	$11,791	$12,013	(2)%	(4)%
Average deposits	$17,570	$17,491	$14,083	—%	25%

AUM (in billions) (current period is preliminary) (b)	$2,041	$1,961	$1,881	4%	9%
Wealth Management client assets (in billions) (current period is preliminary) (c)	$265	$254	$259	4%	2%
(a)    Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for information on this Non-GAAP measure.
(b)    Excludes securities lending cash management assets and assets managed in the Investment Services business.
(c)    Includes AUM and AUC/A in the Wealth Management business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management - The year-over-year increase primarily reflects the impact of hedging activities in 3Q19, higher market values, the favorable impact of a weaker U.S. dollar and higher performance fees, partially offset by the impact of money market fee waivers. The sequential increase primarily reflects higher market values and the favorable impact of a weaker U.S. dollar, partially offset by lower seed capital gains, net of hedges.

•Wealth Management - The year-over-year decrease primarily reflects lower net interest revenue. Both comparisons reflect higher market values offset by a shift to lower fee investment products.

•Noninterest expense increased year-over-year primarily reflecting the net reduction of the reserves for tax-related exposure for certain investment management funds in 3Q19.

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BNY Mellon 3Q20 Earnings Release
OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	3Q20	2Q20	3Q19
Fee revenue (loss)	$11	$29	$(5)
Net securities gains (losses)	9	9	(1)
Total fee and other revenue (loss)	20	38	(6)
Net interest (expense)	(25)	(36)	(80)
Total (loss) revenue	(5)	2	(86)
Provision for credit losses	7	(9)	(1)
Noninterest expense	—	39	25
(Loss) before taxes	$(12)	$(28)	$(110)

KEY DRIVERS

•Fee revenue, net securities gains and net interest expense include corporate treasury and other investment activity, including hedging activity which offsets between fee revenue and net interest expense. Fee revenue increased year-over-year primarily reflecting higher corporate treasury activity and equity investment income. The sequential decrease in fee revenue primarily reflects lower corporate treasury activity and equity investment income. Net interest expense decreased year-over-year primarily reflecting the lease-related impairment of $70 million recorded in 3Q19 and corporate treasury activity. The sequential decrease in net interest expense primarily reflects corporate treasury activity.

•Noninterest expense decreased year-over-year and sequentially primarily reflecting lower staff expense.

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BNY Mellon 3Q20 Earnings Release
MONEY MARKET FEE WAIVERS

The following table presents the impact of money market fee waivers on our consolidated fee revenue, net of distribution and servicing expense. A majority of the money market fee waivers were driven by low short-term interest rates.

Money market fee waivers
(in millions)	3Q20	2Q20	1Q20	YTD20
Investment services fees:
Asset servicing fees	$(1)	$—	$—	$(1)
Clearing services fees	(57)	(50)	(9)	(116)
Issuer services fees	(1)	(1)	—	(2)
Treasury services fees	(3)	(2)	—	(5)
Total investment services fees	(62)	(53)	(9)	(124)
Investment management and performance fees	(42)	(30)	(14)	(86)
Distribution and servicing revenue	(6)	(3)	—	(9)
Total fee and other revenue	(110)	(86)	(23)	(219)
Less: Distribution and servicing expense	9	7	—	16
Net impact of money market fee waivers	$(101)	$(79)	$(23)	$(203)

Impact to revenue by line of business (a):
Asset Servicing	$(4)	$(1)	$—	$(5)
Pershing	(73)	(60)	(9)	(142)
Issuer Services	(2)	(1)	—	(3)
Treasury Services	(1)	—	—	(1)
Investment Management	(28)	(24)	(14)	(66)
Wealth Management	(2)	—	—	(2)
Total impact to revenue by line of business	$(110)	$(86)	$(23)	$(219)
(a) The line of business revenue for management reporting purposes reflects the impact of revenue transferred between the businesses.

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BNY Mellon 3Q20 Earnings Release
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Sept. 30, 2020		June 30, 2020		Dec. 31, 2019
Consolidated regulatory capital ratios: (a)
CET1 ratio	13.0%		12.6%		11.5%
Tier 1 capital ratio	15.7		15.4		13.7
Total capital ratio	16.6		16.3		14.4
Tier 1 leverage ratio	6.5		6.2		6.6
SLR	8.5	(b)	8.2	(b)	6.1
BNY Mellon shareholders’ equity to total assets ratio	10.5%		9.9%		10.9%
BNY Mellon common shareholders’ equity to total assets ratio	9.4%		8.9%		9.9%

Average LCR	111%		112%		120%

Book value per common share	$45.58		$44.21		$42.12
Tangible book value per common share – Non-GAAP (c)	$24.60		$23.31		$21.33
Common shares outstanding (in thousands)	886,136		885,862		900,683
(a)    Regulatory capital ratios for Sept. 30, 2020 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods noted above was the Advanced Approaches.
(b)    Reflects the application of a new rule effective April 1, 2020 to exclude certain central bank placements. Also effective on April 1, 2020 was the temporary exclusion of U.S. Treasury securities from the leverage exposure used in the SLR calculation which increased our consolidated SLR by 78 basis points at Sept. 30, 2020 and 40 basis points at June 30, 2020.
(c)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for information on this Non-GAAP measure.

•CET1 capital totaled $21.2 billion at Sept. 30, 2020, an increase of $1.14 billion compared with June 30, 2020. The increase primarily reflects capital generated through earnings, foreign currency translation and unrealized gains on securities available-for-sale, partially offset by capital deployed through dividend payments.

NET INTEREST REVENUE

Net interest revenue				3Q20 vs.
(dollars in millions; not meaningful - N/M)	3Q20	2Q20	3Q19	2Q20	3Q19
Net interest revenue	$703	$780	$730	(10)%	(4)%
Add: Tax equivalent adjustment	2	2	3	N/M	N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$705	$782	$733	(10)%	(4)%

Net interest margin	0.79%	0.88%	0.99%	(9) bps	(20)	bps
Net interest margin (FTE) – Non-GAAP (a)	0.79%	0.88%	1.00%	(9) bps	(21)	bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue decreased 4% year-over-year. The decrease would have been 8% larger due to the impact of the 3Q19 lease-related impairment of $70 million. The decrease primarily reflects lower interest rates on interest-earning assets, partially offset by the benefit of lower deposit and funding rates, higher deposits, securities portfolio and loan balances.

•Sequentially, the decrease was primarily driven by lower interest rates on interest-earning assets. This was partially offset by the benefit of lower deposit and funding rates and a larger securities portfolio.

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BNY Mellon 3Q20 Earnings Release
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Sept. 30, 2020	June 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019
Fee and other revenue
Investment services fees:
Asset servicing fees	$1,168	$1,173	$1,152	$3,500	$3,415
Clearing services fees	397	431	419	1,298	1,227
Issuer services fees	295	277	324	835	866
Treasury services fees	152	144	140	445	412
Total investment services fees	2,012	2,025	2,035	6,078	5,920
Investment management and performance fees	835	786	832	2,483	2,506
Foreign exchange and other trading revenue	137	166	150	622	486
Financing-related fees	49	58	49	166	150
Distribution and servicing	29	27	33	87	95
Investment and other income	46	105	30	162	108
Total fee revenue	3,108	3,167	3,129	9,598	9,265
Net securities gains (losses)	9	9	(1)	27	7
Total fee and other revenue	3,117	3,176	3,128	9,625	9,272
Operations of consolidated investment management funds
Investment income	27	54	4	43	40
Interest of investment management fund note holders	—	—	1	—	1
Income from consolidated investment management funds	27	54	3	43	39
Net interest revenue
Interest revenue	820	943	1,942	3,333	5,827
Interest expense	117	163	1,212	1,036	3,454
Net interest revenue	703	780	730	2,297	2,373
Total revenue	3,847	4,010	3,861	11,965	11,684
Provision for credit losses	9	143	(16)	321	(17)
Noninterest expense
Staff	1,466	1,464	1,479	4,412	4,424
Professional, legal and other purchased services	355	337	316	1,022	978
Software and equipment	340	345	309	1,011	896
Net occupancy	136	137	138	408	413
Sub-custodian and clearing	119	120	111	344	331
Distribution and servicing	85	85	97	261	282
Bank assessment charges	30	35	31	100	93
Business development	17	20	47	79	148
Amortization of intangible assets	26	26	30	78	89
Other	107	117	32	364	282
Total noninterest expense	2,681	2,686	2,590	8,079	7,936
Income
Income before income taxes	1,157	1,181	1,287	3,565	3,765
Provision for income taxes	213	216	246	694	747
Net income	944	965	1,041	2,871	3,018
Net (income) attributable to noncontrolling interests related to consolidated investment management funds	(7)	(15)	(3)	(4)	(17)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	937	950	1,038	2,867	3,001
Preferred stock dividends	(61)	(49)	(36)	(146)	(120)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$876	$901	$1,002	$2,721	$2,881

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Sept. 30, 2020	June 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019
(in dollars)
Basic	$0.98	$1.01	$1.07	$3.05	$3.02
Diluted	$0.98	$1.01	$1.07	$3.04	$3.01

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BNY Mellon 3Q20 Earnings Release
SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Supplemental Information - Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, money market fee waivers, fees, expenses, cost discipline, sustainable growth, company management, deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, the Annual Report on Form 10-K for the year ended Dec. 31, 2019 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control), including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on us, our clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2020. All forward-looking statements in this Earnings Release speak only as of Oct. 16, 2020, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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BNY Mellon 3Q20 Earnings Release
ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment and wealth management and investment services in 35 countries. As of Sept. 30, 2020, BNY Mellon had $38.6 trillion in assets under custody and/or administration, and $2.0 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Todd Gibbons, Chief Executive Officer, and Emily Portney, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on Oct. 16, 2020. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 807070, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EDT on Oct. 16, 2020. Replays of the conference call and audio webcast will be available beginning Oct. 16, 2020 at approximately 2:00 p.m. EDT through Nov. 15, 2020 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 5375940. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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